UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 17, 2003

REDBACK NETWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25853	77-0438443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Holger Way

San Jose, CA 95134

(408) 750-5000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

ITEM 5.	OTHER EVENTS.

On November 14, 2003, Redback Networks Inc., a Delaware corporation (“Redback”), announced that it received notice from Nasdaq’s Listing Qualifications Panel (the “Panel”) indicating that the filing of Redback’s prepackaged plan of reorganization constitutes additional grounds, under Marketplace Rule 4450(f), for delisting Redback’s common stock from the NASDAQ National Market. The Panel has requested that Redback provide additional information with regard to its prepackaged plan of reorganization by November 17, 2003.

Redback’s press release announcing this information is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The press release filed as an exhibit to this report includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Redback’s business contained in the press release are “forward-looking” rather than “historic.” The press release also states that these and other risks relating to Redback’s business are set forth in the documents filed by Redback with the Securities and Exchange Commission, specifically the most recent report on Form 10-K, Form 10-Q and the other reports filed from time to time with the Securities and Exchange Commission.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) The following exhibit is filed with Current Report:

99.1 Press Released dated November 14, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBACK NETWORKS INC.

DATE: November 17, 2003	By:	/s/ THOMAS L. CRONAN III
Thomas L. Cronan III Senior Vice President of Finance and Administration, Chief Financial Officer